EXHIBIT 21

Subsidiaries of the Registrant

      The Registrant owns all of the outstanding stock of the following corporations, which are included in the Consolidated Financial Statements filed with this report:

DUTCHESS MALL SEWAGE PLANT, INC. (a New York corporation) J. W. M. REALTY CORP. (an Ohio corporation)